AMENDMENT NO. 1

                                       TO

                                PLEDGE AGREEMENT

                          DATED AS OF OCTOBER 15, 2001

      This Amendment No. 1, dated as of October 16, 2002, amends the Pledge Agreement (the "Pledge Agreement"), dated as of October 15, 2001, between Statesman Group, Inc., an international business corporation organized under the laws of the Bahamas (the "Pledgor"), and Regency Affiliates, Inc., a Delaware corporation (the "Pledgee").

      Annex 1 to the Pledge Agreement is hereby amended and restated to read as follows:

Issuer                                          Class                   No. of Shares       Cert. No.
------                                          -----                   -------------       ---------
National Resource Development Corporation       Common                         200              2

Regency Affiliates, Inc.                        Series C Preferred         208,850

      IN WITNESS WHEREOF, the Pledgor and the Pledgee have duly executed and delivered this Amendment as of October 16, 2002.

                                         STATESMAN GROUP, INC.

                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:


                                         REGENCY AFFILIATES, INC.

                                         By:
                                             -----------------------------------
                                         Name:
                                         Title: